INVESTOR SECURITIES PURCHASE AGREEMENT

                                  by and among

                            PARADIGM TECHNOLOGY, INC.

                     and certain Investors in NEWLOGIC CORP.

                                   dated as of

                                  May __, 1996
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


                                                 TABLE OF CONTENTS
                                                 -----------------

                                                                                                             Page
                                                                                                             ----
ARTICLE I                PURCHASE AND SALE OF SECURITIES......................................................1
         1.1             Purchase and Sale of Securities......................................................1
         1.2             Purchase Price.......................................................................1

ARTICLE II               REPRESENTATIONS AND WARRANTIES OF INVESTOR...........................................2
         2.1             Authority............................................................................2
         2.2             Title to Securities..................................................................2
         2.3             Consents.............................................................................2

ARTICLE III              COVENANTS OF INVESTOR................................................................2
         3.1             Necessary Consents...................................................................2
         3.2             No Transfer..........................................................................2

ARTICLE IV               CONDITIONS PRECEDENT TO OBLIGATIONS OF
                         PARADIGM.............................................................................3
         4.1             Certificates for Securities..........................................................3
         4.2             Tax Forms............................................................................3
         4.3             Securities Purchase Agreement........................................................3

ARTICLE V                CONDITION PRECEDENT TO OBLIGATIONS OF THE
                         INVESTOR.............................................................................3
         5.1             Securities Purchase Agreement........................................................3

ARTICLE VI               CLOSING..............................................................................3
         6.1             Time and Place.......................................................................3
         6.2             Deliveries of Investor...............................................................3
         6.3             Deliveries of Paradigm...............................................................4

ARTICLE VII              COVENANTS OF SETTLEMENT AND GENERAL
                         RELEASES.............................................................................4
         7.1             Settlement and General Release by Investor
                         of Paradigm..........................................................................4
         7.2             Settlement and General Release by Paradigm
                         of Investor..........................................................................5

ARTICLE VIII             INDEMNIFICATION......................................................................6
         8.1             Indeminification.....................................................................6

ARTICLE IX               MISCELLANEOUS PROVISIONS.............................................................7
         9.1             Notice...............................................................................7
         9.2             Entire Agreement.....................................................................7
         9.3             Binding Effect; Assignment...........................................................7
         9.4             Expenses of Transaction..............................................................7
         9.5             Waiver; Consent......................................................................8
         9.6             Counterparts.........................................................................8
         9.7             Severability.........................................................................8
         9.8             Governing Law........................................................................8



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Schedules
---------

         Schedule A                 List of Investor together with equity
                                    ownership and addresses of Investor

         Schedule 1.2               Cash Payment Schedule to Investor

                                      -ii-


                     INVESTOR SECURITIES PURCHASE AGREEMENT


         THIS INVESTOR SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of May __, 1996, by and among PARADIGM TECHNOLOGY, INC., a Delaware corporation ("Paradigm") and certain investors of NEWLOGIC CORP., a Delaware corporation ("NewLogic") listed on Schedule A to this Agreement (collectively, the "Investor"),

                              W I T N E S S E T H:

         WHEREAS, Paradigm desires to acquire all of the rights of equity ownership of NewLogic through the purchase by Paradigm of all of the issued and outstanding shares of capital stock together with payment for the surrender of all outstanding options and other rights to purchase such shares of capital stock of NewLogic, including all of the rights of equity ownership of NewLogic held by Investor; and

         WHEREAS, Paradigm will enter into a securities purchase agreement (the "Securities Purchase Agreement") with all other securityholders of NewLogic (the "Securityholders") whereby pursuant to this Agreement and the Securities Purchase Agreement, Paradigm will pay to the Investor and the Securityholders consideration for their NewLogic securities and/or the surrender of all rights to purchase any NewLogic securities, and will purchase all outstanding NewLogic securities;

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

                                    ARTICLE I

                         PURCHASE AND SALE OF SECURITIES

         1.1 Purchase and Sale of Securities. On the terms and conditions of this Agreement, the Investor shall sell to Paradigm and Paradigm shall purchase from the Investor all of the shares of capital stock of NewLogic held by the Investor (collectively, the "Securities") at the Closing (as defined).

         1.2 Purchase Price. At the Closing, Paradigm shall pay to the Investor by check the aggregate of the amounts set forth next to each Investor's name on
Schedule 1.2. (collectively, the "Cash Consideration").

                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

         Each Investor represents and warrants to Paradigm that the representations and warranties set forth in this Article are true and correct as of the date hereof and shall be true and correct on the date of the Closing. The representations and warranties of each Investor set forth in this Article are made by and on behalf of that Investor alone, and are not made by or on behalf of any other Investor.

         2.1 Authority. Such Investor has all requisite power and authority to enter into this Agreement, to execute, deliver and perform its obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement is a legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

         2.2 Title to Securities. Good and marketable and unencumbered title to all of the Securities held by such Investor shall pass to Paradigm upon consummation of the transactions set forth in this Agreement. Such Investor does not own any other shares of capital stock or rights to acquire shares of capital stock of NewLogic, with the exception of any rights to acquire shares of capital stock of NewLogic that will be waived at the time of Closing.

         2.3 Consents. No consent or approval is needed from any third party or governmental or regulatory agency in order to effect the sale of the Securities held by such Investor.

                                   ARTICLE III

                              COVENANTS OF INVESTOR

         3.1 Necessary Consents. Prior to the Closing, each Investor will obtain such written consents and take such other actions as may be necessary or appropriate to allow the consummation of the transactions contemplated by this Agreement.

         3.2 No Transfer. Each Investor agrees not to sell, offer for sale, assign, transfer or otherwise encumber any of the Securities to any third party except as contemplated by this Agreement. Each Investor also waives any rights of first offer or refusal or similar rights, including any rights to acquire capital stock of NewLogic, that it has with respect to the transfer of any NewLogic security. Such waiver will only be effective from and after the time of Closing.

                                   ARTICLE IV

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF PARADIGM

         The obligations of Paradigm to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or before the Closing, of all the following conditions, unless waived in writing by Paradigm:

         4.1 Certificates for Securities. Paradigm shall have received all written certificates and other documents evidencing the Securities.

         4.2 Tax Forms. The Investor shall have provided to Paradigm an executed Form W-8 or Form W-9 properly reporting the transactions set forth in this Agreement.

         4.3 Securities Purchase Agreement. Concurrently herewith, Paradigm, NewLogic and the Securityholders shall have entered into the Securities Purchase Agreement and all closing conditions pursuant to such agreement shall have been met or waived by the parties thereto.

                                    ARTICLE V

               CONDITION PRECEDENT TO OBLIGATIONS OF THE INVESTOR

         The  obligations  of  the  Investor  to  consummate  the   transactions
contemplated by this Agreement are subject to the satisfaction, at or before the Closing, of the following condition, unless waived in writing by the Investor:

         5.1 Securities Purchase Agreement. Concurrently herewith, Paradigm, NewLogic and the Securityholders shall have entered into the Securities Purchase Agreement and all closing conditions pursuant to such agreement shall have been met or waived by the parties thereto.

                                   ARTICLE VI

                                     CLOSING

         6.1 Time and Place. The purchase and sale of the Securities (the "Closing") shall occur at 4:00 p.m. PST on May 23, 1996 at the Menlo Park, California offices of Pillsbury Madison & Sutro LLP or at such other time and date to which the parties may agree in writing (the "Closing Date" or the "Closing").

         6.2 Deliveries of Investor. At the Closing, the Investor will execute and deliver or cause to be executed and delivered to Paradigm (a) certificates representing the Securities endorsed over to Paradigm or accompanied by duly executed stock powers or similar instruments of transfer, and (b) such other documents and instruments as Paradigm or its counsel reasonably shall deem necessary to consummate the transactions contemplated hereby.

         6.3 Deliveries of Paradigm. At the Closing, Paradigm will execute and deliver or cause to be executed and delivered to the Investor, simultaneously with delivery of the items referred to in Section above, the consideration set forth in Article . In addition, all documents delivered to the Investor shall be in form and substance satisfactory to the Investor.

                                   ARTICLE VII

                  COVENANTS OF SETTLEMENT AND GENERAL RELEASES

         The covenants contained in this Article shall be effective from and after the time of Closing.

         7.1  Settlement and General Release by Investor of Paradigm.

         (a) For the consideration set forth herein and for other due and valid consideration, the receipt and sufficiency of which is hereby acknowledged and received, each of the Investors, for and on behalf of themselves and on behalf of their respective affiliates, successors, assigns, agents and representatives waive and finally release and forever discharge Paradigm and each of Paradigm's officers, directors, stockholders, affiliates, agents, subsidiaries, including NewLogic, including officers and directors of subsidiaries, representatives, employees, successors and assigns (collectively, the "Paradigm Released
Parties") from any and all claims, causes of action, suits, debts, demands, costs, expenses, attorneys' fees, contracts, agreements, payments, compensation, liabilities or obligations, contingent or fixed, liquidated or unliquidated, matured or unmatured, of every name and nature, known or unknown, arising or which may have existed from the beginning of the world against any such person, excluding therefrom only the obligations specifically set forth in subparagraph hereof (hereinafter collectively referred to as the "Investor's Released Claims").

         (b) Without limiting the generality of the foregoing, it is specifically agreed that the Investor's Released Claims include all claims arising out of, or related to, the approval of this Agreement by the Investor, all of the transactions contemplated herein or in any other document or agreement referred to herein and acceptance of the consideration for the purchase of the Securities set forth herein. The Investor hereby acknowledge and agree that from and after the Closing, they shall cease to have any further right, title or interest in and to any of the Securities purchased by Paradigm and they shall accordingly cease to have any equity interest in NewLogic

(nor shall they acquire any equity interest in Paradigm) as a result of the transactions set forth in this Agreement.

         (c) Each of the Investors for and on behalf of themselves and on behalf of their respective affiliates, successors, assigns, agents and representatives covenants not to sue or otherwise institute or cause to be instituted or in any way participate in any legal, administrative or other proceeding or action against any of the Paradigm Released Parties with respect to any matter of any kind arising out of the Investor's Released Claims.

         (d) The Investor acknowledge that this waiver and release extends to all claims of every nature and kind, known or unknown, suspected or unsuspected, past, present or future, arising from the Investor's Released Claims, and any and all rights granted to such Investor under section 1542 of the California Civil Code or any analogous state law or federal law or regulation are hereby expressly waived. Said section 1542 of the Civil Code of the State of California reads as follows:

         "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

         (e) This Section shall constitute a complete defense to any claim released herein and shall survive indefinitely, without restriction, qualification or limitation, notwithstanding anything in this Agreement to the contrary.

         (f) The Investor's Released Claims shall not include the right of any Investor to indemnity or contribution from NewLogic pursuant to NewLogic's Articles of Incorporation or Bylaws in effect at the time of Closing, or pursuant to any indemnification statute or common law.

         7.2 Settlement and General Release by Paradigm of Investor.

         (a) Except as set forth below, for the consideration set forth herein and for other due and valid consideration, the receipt and sufficiency of which is hereby acknowledged and received, Paradigm, for and on behalf of itself, NewLogic, and on behalf of each of their successors, assigns, agents and representatives waives and finally releases and forever discharges each of the Investors and each of the Investor's officers, directors, stockholders, affiliates, agents, subsidiaries, including officers and directors of subsidiaries, representatives, employees, successors and assigns (collectively, the "Investor Released Parties") from any and all claims, causes of action, suits, debts, demands, costs, expenses, attorneys' fees, contracts, agreements, payments, compensation, liabilities or obligations, contingent or fixed, liquidated or unliquidated, matured or unmatured, of every name and nature, known or unknown, arising or which may have existed from the beginning of the world against any such person, excluding therefrom only the obligations specifically set forth in subparagraph 72(b), (hereinafter collectively referred to as "Paradigm's Released Claims").

         (b) Paradigm's Released Claims shall not include (i) any claims or damages resulting to Paradigm, for breach of any representations or warranties made by the Investor in Section of this Agreement, or (ii) the rights to indemnification under the terms of Article of this Agreement.

         (c) Paradigm for and on behalf of itself and the Paradigm Released Parties covenants not to sue or otherwise institute or cause to be instituted or in any way participate in any legal, administrative or other proceeding or action against any of the Investor's Released Parties with respect to any matter of any kind arising out of Paradigm's Released Claims.

         (d) Paradigm acknowledges that this waiver and release extends to all claims of every nature and kind, known or unknown, suspected or unsuspected, past, present or future, arising from Paradigm's Released Claims, and any and all rights granted to Paradigm under section 1542 of the California Civil Code or any analogous state law or federal law or regulation are hereby expressly waived. Said section 1542 of the Civil Code of the State of California reads as follows:

         "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

         (e) This Section shall constitute a complete defense to any claim released herein and shall survive indefinitely, without restriction, qualification or limitation, notwithstanding anything in this Agreement to the contrary.


                                  ARTICLE VIII

                                 INDEMNIFICATION


         8.1  Indemnification.

         Subject to the terms and limitations of this Article , the Investor hereby agrees to indemnify, defend and hold harmless each of the Paradigm
Released Parties (as defined in Section 12.1 of the Securities Purchase Agreement) from and against any and all losses, liabilities, damages, demands, claims, suits, actions, judgments or causes of action, assessments, costs and expenses, including, without limitation, interest, penalties, attorneys' fees, any and all expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation or otherwise (collectively, "Damages") asserted against, resulting from, imposed upon or incurred or suffered by any Paradigm Released Party (other than any Paradigm Released Party which is an Investor), directly or indirectly, as a result of or arising from any inaccuracy in or breach or nonfulfillment of or noncompliance with any of the representations and warranties made by Investor herein (all of which shall be referred to as the "Indemnifiable Claims").


                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

         9.1 Notice. All notices and other communications required under this Agreement shall be in writing and shall be delivered to the parties at the address set forth below, if an Investor, to the address set forth on Exhibit A hereto, and, if to Paradigm, to 71 Vista Montana, San Jose, CA 95134, Attention:
Michael Gulett, or at such other address that they designate by notice to all other parties in accordance with this Section . Any party delivering notice to Paradigm, shall also deliver a copy to: Pillsbury Madison & Sutro LLP, 2700 Sand Hill Road, Menlo Park, California 94025, Attn: Jorge A. del Calvo, Esq.

         9.2 Entire Agreement. This Agreement and the documents referred to herein embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, oral or written, relative to said subject matter.

         9.3 Binding Effect; Assignment. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the Investor' Released Parties and upon the Paradigm Released Parties. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be transferred or assigned (by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other party; provided, however, that Paradigm may, without such written consent, assign its rights in connection with a merger of Paradigm with or into another entity, a sale of all or substantially all of Paradigm's assets or a reorganization or merger involving Paradigm.

         9.4 Expenses of Transaction. The Investor shall pay in full all fees and expenses incurred by the Investor in connection with this Agreement and the transactions contemplated hereby. Paradigm shall pay all fees and expenses incurred by

Paradigm in connection with this Agreement and the transactions contemplated hereby. The Investor shall pay all applicable sales, use, excise, transfer, documentary and any other similar taxes arising out of the purchase and sale of the Securities.

         9.5 Waiver; Consent. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than by performance), in whole or in part, except by a writing executed by the parties hereto; and no waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent that a party hereto may have otherwise agreed in writing, no waiver by that party of any condition of this Agreement or breach by the other party of any of its obligations or representations hereunder shall be deemed to be a waiver of any other condition or subsequent or prior breach of the same or any other obligation or representation by the other party, nor shall any forbearance by the first party to seek a remedy for any noncompliance or breach by the other party be deemed to be a waiver by the first party of its rights and remedies with respect to such noncompliance or breach.

         9.6 Counterparts. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         9.7 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         9.8 Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the laws of the State of California, as applied to contracts entered into and to be performed solely within California solely between residents of California.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                      PARADIGM TECHNOLOGY, INC.



                                      By________________________________________

                                      Title_____________________________________


                                      INVESTOR



                                      By________________________________________

                                      Title_____________________________________

                                   SCHEDULE A

                                LIST OF INVESTORS



Name and Address                                      Equity Ownership
----------------                                      ----------------
Nichimen Corporation                                  825,000 shares
Mita NM Building                                      Series B-1
1-23, Shiba 4-Chome                                   Preferred Stock
Minato-ku, Tokyo 108 Japan
Attn:  Mr. K. Yanai


 James Demaris                                        2,000 shares Common
                                                      Stock




 Rebecca Williams                                     2,000 shares Common
                                                      Stock




 Nicholas Wade                                        129,400 shares Common
                                                      Stock




 Peter MacCormack                                     24,000 shares Common
                                                      Stock

                              SCHEDULE 1.2

                          CASH PAYMENT SCHEDULE



                 Name                              Payment
         --------------------------------------------------------
         Nichimen Corporation                    US$660,000.00

             James Demaris                        US$1,300.75

           Rebecca Williams                       US$1,300.75

             Nicholas Wade                       US$84,158.65

           Peter MacCormack                      US$15,609.02